Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 21st day of December, 2022, by and among Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“BBA Investors” means the Investors that are Affiliates of Baker Bros. Advisors LP.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Global Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Required Investors” means (i) prior to Closing, the Investors who have agreed to purchase a majority of the Securities to be sold hereunder on the Closing Date and (ii) from and after the Closing the Investors who, together with their Affiliates, beneficially own (calculated in accordance with Rule 13d-3 under the 1934 Act without giving effect to any limitation on the conversion of the Preferred Shares set forth therein) a majority of the Shares and Conversion Shares issuable pursuant hereto.

“Securities” means the Shares, the Preferred Shares and the Conversion Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Certificate of Designation.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Issuance and Sale of Shares. The Company agrees that, on the terms and subject to the conditions set forth herein, it will issue and sell directly to the Investors (i) 44,444 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 400,000 shares (the “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, having the relative rights, preferences, limitations and powers set forth in the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designation”), with a stated value of $225.00 per Preferred Share and convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to $225.00, subject to adjustment as provided in the Certificate of Designation. The issuance and sale of the Shares and the Preferred Shares to the Investors will be effected pursuant to the Company’s Registration Statement (as defined below).

The Shares will be sold at a cash purchase price of $225.00 per Share and the Preferred Shares will be sold at a cash purchase price of $225.00 per Preferred Share (such purchase prices, the “Purchase Price”). Any purchase and sale of securities pursuant to this Agreement shall occur at one Closing (as defined below). Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Preferred Shares in the respective amounts set forth opposite the Investors’ names on the Schedule of Investors attached hereto in exchange for the portion of the aggregate Purchase Price set forth on the Schedule of Investors attached hereto.

The Company has, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), an effective automatic shelf registration statement on Form S-3 (File No. 333-256666) on file with the Securities and Exchange Commission (the “SEC”), including a base prospectus, relating to certain securities, including the Shares and the Preferred Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the 1934 Act. The Company has prepared a prospectus supplement specifically relating to the Shares and the Preferred Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares and the Preferred Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement has most recently been filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the SEC pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any report or statement shall be deemed satisfied if the same is filed with the SEC through EDGAR.

3. Closing. The closing of the purchase and sale of the Shares and the Preferred Shares (the “Closing”) shall take place at 11:00 a.m. (Eastern Time) as soon as practicable following the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 (the “Closing Date”), remotely by email or other electronic transmission of documents or at such other time and place as the Company and the Investors may mutually agree. At the Closing, subject to the terms and conditions hereof, the Company will (i) deliver to each Investor purchasing Preferred Shares a certificate or certificates, registered in such name or names as such Investor may designate, and (ii) cause its transfer agent to electronically transfer the Shares being sold to each Investor by crediting such Investor’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in each case, against payment of the Purchase Price therefor by cash in the form of wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Investors prior to the Closing, unless other means of payment shall have been agreed upon by the Investors and the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as described in the SEC Disclosure Documents (as defined below):

4.1 Compliance with Registration Requirements. The Registration Statement became effective automatically upon filing with the SEC under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” on Form S-3 as defined in Rule 405 of the Securities Act and was filed not earlier than three (3) years prior to the date hereof. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the SEC. The sale of the Shares and the Preferred Shares hereunder meets the requirements or General Instruction I.B.1 of Form S-3.

4.2 No Misstatement or Omission. The Prospectus, when filed, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of (i) the date of this Agreement and (ii) the Closing Date (each, a “Representation Date”), complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

4.3 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify or to be in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

4.4 Authorization, Execution, Delivery and Enforceability. The Company has full power and authority and, except for the filing of the Certificate of Designation with the Secretary of State of Delaware, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.5 Capitalization. The SEC Disclosure Documents set forth the Company’s authorized capitalization as of the date thereof. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Disclosure Documents, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Disclosure Documents and except for the Preferred Shares issued pursuant to this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. Except as described in the SEC Disclosure Documents, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Disclosure Documents or as contemplated by this Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.6 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the filing of the Certificate of Designation with the Secretary of State of Delaware, the Preferred Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due conversion of the Preferred Shares, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Preferred Shares.

4.7 Consents. Except for the filing of the Certificate of Designation with the Secretary of State of Delaware, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon due conversion of the Preferred Shares, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.8 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the documents listed in the “Incorporation of Certain Documents by Reference” section of the Prospectus Supplement (collectively, the “SEC Filings” and, together with the Registration Statement, the “SEC

Disclosure Documents”). The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Disclosure Documents and the SEC Disclosure Documents contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole. Since the filing of each of the SEC Disclosure Documents, no event has occurred that would require an amendment or supplement to any such SEC Disclosure Document and as to which such an amendment or supplement has not been filed prior to the date hereof.

4.9 Use of Proceeds. The net proceeds of the sale of the Shares and the Preferred Shares hereunder shall be used by the Company as described in the Prospectus.

4.10 No Material Adverse Change. Since September 30, 2022, except as identified and described in the SEC Disclosure Documents, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any Material Contract;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any executive officer, other key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.11 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.12 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, except, in the case of clause (b) only, for such conflicts, breaches or violations as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except for such as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13 Tax Matters. The Company and each Subsidiary has timely prepared and filed (or has obtained an extension of time within which to file) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included or incorporated by reference in the SEC Disclosure Documents, except where the failure to so file or the failure to so pay has not had and could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included or incorporated by reference in the SEC Disclosure Documents, except where the failure to so withhold, collect or pay has not had and could not reasonably be expected to have a Material Adverse Effect. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Disclosure Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.14 Title to Properties. Except as described in the SEC Disclosure Documents, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as described in the SEC Disclosure Documents, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.15 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.16 Labor Matters.

(a) Except as described in the SEC Disclosure Documents, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except for such instances of non-compliance as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as described in the SEC Disclosure Documents, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) Except as described in the SEC Disclosure Documents, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.17 Intellectual Property.

(a) All Intellectual Property of the Company and its Subsidiaries, which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement, except for such violations, breaches and defaults as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.18 FDA Matters. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company and each of its Subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company or its Subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or any of its Subsidiaries or out-licensed by the Company or any of its Subsidiaries (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company and each of its Subsidiaries possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Disclosure Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company and each of its Subsidiaries is not in violation of any term of any such Authorizations; (iii) neither the Company nor any of its Subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s Knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its Subsidiaries that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar governmental entity with respect to a Company Product; (v) neither the Company nor any of its Subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company and each of its Subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s Knowledge, neither the Company nor any of Subsidiaries nor any of its or their directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.

4.19 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.20 Litigation. Except as described in the SEC Disclosure Documents, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2020 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.21 Financial Statements. The financial statements included or incorporated by reference in the SEC Disclosure Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included or incorporated by reference in the SEC Disclosure Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.22 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.23 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

4.24 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as disclosed to the Investors in writing on or prior to the date hereof.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as described in the SEC Disclosure Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company has established internal control over financial reporting

(as defined in 1934 Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby and the information to be disclosed in connection therewith.

4.29 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30 No Fiduciary. The Company acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Investor or any of its representatives and agents with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. If applicable, such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equity principles.

5.3 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.4 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Disclosure Documents. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.5 Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a) under the 1933 Act and (ii) an “institutional investor” as defined in Financial Industry Regulatory Authority Rule 5110(d)(4)(B). Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the 1934 Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. After giving effect to the purchase of the Securities hereunder, such Investor, together with its Affiliates, will not beneficially own more than 19.9% of the Company’s outstanding Common Stock or voting power. Such Investor maintains his or her principal residence (in the case of an individual) or its principal executive office (in the case of an entity) at the location specified on its signature page hereto. Such Investor has disclosed in writing to the Company on the date hereof the Investor’s beneficial ownership of the Company’s outstanding securities, including information on any shares of any class or series of capital stock of the Company as to which such Investor or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, and the Investor has provided the Company with a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Investor’s notice by, or on behalf of, such Investor whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Investor, with respect to securities of the Company.

5.6 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.7 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.7 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.7.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Preferred Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Certificate of Designation shall have been filed with the Secretary of State of Delaware and shall have become effective, and the Company shall have provided a filed copy thereof to any Investor purchasing Preferred Shares.

(d) The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares in connection with the listing of the Shares and the Conversion Shares on Nasdaq if required by the rules and regulations of Nasdaq, a copy of which shall have been provided to the Investors, and Nasdaq shall not have raised any unresolved objection thereto.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (e) and (i) of this Section 6.1.

(g) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board, or a duly appointed committee thereof, approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(i) The Company shall have delivered a copy of an Amendment to the Securities Purchase Agreement, dated as of June 20, 2017, as amended on June 22, 2017 (the “Prior Securities Purchase Agreement”), to which the Company and the BBA Investors are parties, executed by the Company, that has the effect of changing the refence in Section 7.11(a) from “5%” to “9.5%”, with such amendment to be in substantially the same form as the prior amendment to the Prior Securities Purchase Agreement.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Preferred Shares at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have delivered the Purchase Price to the Company.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Required Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to 5:00 P.M., New York time, on the fifth (5th) Business Day after the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Shares issued pursuant to this Agreement in accordance with their respective terms.

7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.5 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Conversion Shares to be listed on Nasdaq no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Conversion Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive until the Closing of the transactions contemplated by this Agreement.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” or “Preferred Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “executed,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by email or other electronic transmission, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

Attention: General Counsel

Email: [intentionally omitted]

With a copy to:

Hogan Lovells US LLP

555 13th Street NW

Washington, D.C. 20004

Attention: Alan Dye and William Intner

Email: alan.dye@hoganlovells.com; william.intner@hoganlovells.com

If to the Investors, to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth in substantially the form of press release attached as Exhibit B hereto or below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall (i) issue a press release substantially in the form of Exhibit B hereto disclosing the execution of this Agreement and describing the transactions contemplated hereby and by the other Transaction Documents and (ii) file a Current Report on Form 8-K disclosing the information described in the foregoing sentence and attaching copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Construction. The parties agree that they and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

9.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.13 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Brian J. Lynch
	Name:	Brian J. Lynch
	Title:	Senior Vice President and General Counsel

INVESTORS:

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

Address:	Baker Bros. Advisors LP
667 Madison Avenue, 21st Floor
New York, N.Y. 10065
Attention: Scott Lessing, President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

Address:	Baker Bros. Advisors LP
667 Madison Avenue, 21st Floor
New York, N.Y. 10065

AVORO LIFE SCIENCES FUND LLC

By:	/s/ Scott Epstein
Name: Scott Epstein
Title: Partner, Chief Financial Officer and Chief Compliance Officer

Address:	Avoro Life Sciences Fund LLC
110 Greene Street, Suite 800
New York, NY 10012

SCHEDULE OF INVESTORS

Investor Name	Number of Shares to be Purchased	Number of Preferred Shares to be Purchased	Aggregate Purchase Price
667, L.P.	—	39,250	$8,831,250
Baker Brothers Life Sciences, L.P.	—	360,750	$81,168,750
Avoro Life Sciences Fund LLC	44,444	—	$9,999,900
TOTAL:	44,444	400,000	$99,999,900

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

[Attached]

MADRIGAL PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, Paul A. Friedman, M.D., does hereby certify that:

1. He is the Chief Executive Officer of Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized by Article Fourth of its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to issue 5,000,000 shares of preferred stock, 1,969,797 of which are issued and outstanding at the date hereof.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board”):

WHEREAS, pursuant to the terms of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), (i) the Company is authorized to issue up to one hundred million (100,000,000) shares of Common Stock and up to five million (5,000,000) shares of Preferred Stock, and (ii) the Board is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the designation and number of shares to be included in each such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof;

WHEREAS, the Board has determined that it is advisable, fair to, and in the best interests of the Company and its stockholders to authorize the Series B Convertible Preferred Stock as a new series of Preferred Stock with the powers, designations, preferences and rights, and qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designation of Series B Convertible Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, pursuant to the terms of the Certificate of Designation, the Series B Convertible Preferred Stock may be converted into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to $225.00, subject to adjustment as provided therein, at any time at the option of the holders of the Series B Convertible Preferred Stock.

RESOLVED, that the Board hereby determines that it is advisable, fair to and in the best interests of the Company and its stockholders to authorize, and the Board hereby authorizes, pursuant to the terms of the Certificate of Incorporation and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), a new series of Preferred Stock designated “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock”), with the powers, designations, preferences and rights, and qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designation;

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TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means that the Corporation shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and excluding any holding company reorganization), (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Corporation to another Person, (iii) allow another Person to

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make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock pursuant to which the Common Stock is effectively converted or exchanged for other securities of another Person, cash or property, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Holder” means, as of any date, a registered holder of record of Preferred Stock on the books and records of the Corporation or any registrar or transfer agent for the Preferred Stock.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means The Nasdaq Global Market or, if the Common Stock is not listed on The Nasdaq Global Market, any other market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Purchase Agreement” means the Securities Purchase Agreement, dated December 21, 2022, among the Corporation, the original Holders and the other parties thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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“Transfer Agent” means Computershare Inc., the current transfer agent for the Common Stock, and any successor transfer agent of the Corporation.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Section 2. Designation, Amount and Par Value. This series of preferred stock shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 400,000. Each share of Preferred Stock shall have a par value of $0.0001 and a stated value equal to $225.00 per share (the “Stated Value”). The Preferred Stock may be represented by certificates or may be issued in book entry only; any references herein to certificates shall also be deemed to refer to book entry notations for such securities, to the extent applicable.

Section 3. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends in the form of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock, and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it complies with the previous sentence.

Section 4. Voting Rights. The Holders of Preferred Stock have no voting power whatsoever, except as otherwise required by the Delaware General Corporation Law, and as modified by the Certificate of Incorporation.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking prior to the Preferred Stock upon liquidation, the Holders of the Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis without regard to any limitation in Section 6(d) on the conversion of this Preferred

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Stock) in the net assets of the Corporation. The Corporation shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each Holder. Neither (i) the consolidation or merger of the Corporation into or with any other entity or entities, (ii) the consolidation or merger of any entity or entities into the Corporation, nor (iii) the sale, lease or conveyance of all or substantially all the Corporation’s assets shall be deemed to be a Liquidation within the meaning of this Section 5.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock, or fraction thereof, shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.

(b) Conversion Price. The conversion price for the Preferred Stock shall equal $225.00, subject to adjustment as provided herein (the “Conversion Price”).

(c) Mechanics of Conversion.

i. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder one or more certificates representing the Conversion Shares or, upon written notice to the converting Holder, a book-entry statement representing the Conversion Shares which, to the extent provided in the Purchase Agreement, shall be free of restrictive legends and trading restrictions (other than those that may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock. If the Corporation shall fail for any reason or for no reason (other than a failure caused by incorrect or incomplete information provided by the Holder to the Corporation) to deliver to the Holder by the Share Delivery Date a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of shares of Preferred Stock, and if on or after such Trading Day the Holder

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purchases, or another Person purchases on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Corporation, then the Corporation shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Conversion Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

ii. Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

iii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

iv. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

v. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and

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delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(d) Beneficial Ownership Limitation. Notwithstanding any provision to the contrary contained herein, any Notice of Conversion delivered by or on behalf of the Holder shall be deemed automatically not to have been so delivered by such person to the extent, but only to the extent, that immediately prior to or following the delivery of any shares of Common Stock or any other security otherwise deliverable upon such conversion would result in the Holder in the aggregate (together with the Holder’s affiliates and any member of a Section 13(d) “group” with the Holder) having “beneficial ownership” as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder (“Beneficial Ownership”) of Common Stock or any other class of any equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act (a “Class”) in excess of the Beneficial Ownership Limitation (as defined below). For purposes of calculating Beneficial Ownership, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of the Preferred Stock or any other securities of the Corporation beneficially owned by the Holder (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Any purported delivery to any Holder of a number of shares of Common Stock or any other security upon conversion of the Preferred Stock shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the Holder would have Beneficial Ownership of Common Stock or any other Class in excess of the Beneficial Ownership Limitation. The Holder shall disclose to the Corporation the number of shares of Common Stock or other applicable Class that it, its affiliates or any member of a group with the Holder owns or has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a Notice of Conversion. “Beneficial Ownership Limitation” shall initially be 4.99%, and may subsequently be increased or decreased to any other percentage at the Holder’s election, any such increase to require 61 days’ advance notice delivered to the Corporation; provided that the Beneficial Ownership Limitation in no event exceeds 19.99% and the provisions of this Section 6(d) shall continue to apply. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). If the Corporation receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder’s, together with those parties’ holdings aggregated with the Holder’s holdings as determined pursuant to this Section 6(d), to exceed the Beneficial Ownership Limitation, the Holder must notify the Corporation of a reduced number of Common Stock to be converted pursuant to such Notice of Conversion.

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Section 7. Certain Adjustments.

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the issuance of the Preferred Stock subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after the issuance of the Preferred Stock combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Purchase Rights. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of its Preferred Stock (without regard to any limitations on the conversion of the Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that the Holder’s right to participate in any Purchase Right would result in the Holder’s ownership exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent.

(c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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(d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions, effects any Fundamental Transaction, each share of Preferred Stock shall, automatically and without any action on the part of the Holder, be converted at the effective time of such Fundamental Transaction into the right to receive the same consideration to be paid in respect of the outstanding shares of Common Stock as if such share of Preferred Stock had been converted into Common Stock immediately prior to the effective time of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction (“Alternate Consideration”), then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock upon the effectiveness of such Fundamental Transaction.

(e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(f) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert any portion of this Preferred Stock during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8. Miscellaneous.

(a)

Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the following address:

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

Attention: General Counsel

Email: [intentionally omitted]

With a copy to (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, D.C. 20004

Attention: Alan Dye and William Intner

Email: alan.dye@hoganlovells.com; william.intner@hoganlovells.com or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or mailing address of such Holder appearing on the books of the Corporation, or if no such email address or mailing address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email (to the extent authorized) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email (to the extent authorized) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)

Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay accrued dividends on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)

Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested.

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(d)

Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(e)

Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h)

Status of Converted or Redeemed Preferred Stock. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Convertible Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the chief executive officer, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of December 2022.

Madrigal Pharmaceuticals, Inc.

By:
Name:	Brian J. Lynch
Title:	Senior Vice President and General Counsel

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ____________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________

HOLDER:

By: _______________________ Name: Title: